As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Golar LNG Limited
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2nd Floor, S.E. Pearman Building
9 Par-la-Ville Road
Hamilton, HM 11, Bermuda
(Address and Zip Code of Principal Executive Offices)

Golar LNG Limited Long Term Incentive Plan
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Attention: Mr. Donald Puglisi
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-3708

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY NOTE

The Golar LNG Limited Long Term Incentive Plan was adopted in 2017 (the “LTIP”).  At the meeting of the board of directors (the “Board”) of Golar LNG Limited, a Bermuda entity (the “Registrant”), held on August 13, 2024, the compensation committee of the Board adopted, and the Board approved, an amendment to the LTIP (the “2024 Amendment”) in order to increase the number of common shares, $1.00 par value per share (the “Common Shares”), available for future grants to 6,000,000 (as amended and restated, the “Plan”).

The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 3,300,000 Common Shares that may be issued pursuant to the Plan, which are available as a result of the 2024 Amendment to the Plan.

Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2017 (File No. 333-221666), is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will provide all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Exhibit Description

4.1	Memorandum of Association of the Registrant, incorporated by reference to Exhibit 1.1 of the Registrant’s Registration Statement on Form 20-F (File No. 000-50113), filed on November 27, 2002.

4.2
Bye-Laws of the Registrant, as amended and adopted September 24, 2020, incorporated by reference to Exhibit 4.1 of the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 000-50113), filed on November 30, 2020.

4.3
Certificate of Incorporation, as adopted on May 10, 2001, incorporated by reference to Exhibit 1.3 of the Registrant’s Registration Statement on Form 20-F (File No. 000-50113), filed on November 27, 2002.

4.4
Certificate of Deposit of Memorandum of Increase of Share Capital of the Registrant, incorporated by reference to Exhibit 1.4 of the Registrant’s Registration Statement on Form 20-F (File No. 000-50113), filed on November 27, 2002.

4.5
Certificate of Deposit of Memorandum of Increase of Share Capital of the Registrant, incorporated by reference to Exhibit 1.6 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014 (File No. 000-50113), filed on April 30, 2015.

4.6
Golar LNG Limited Long Term Incentive Plan, dated October 24, 2017, incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-8 (File No. 333-221666), filed on November 20, 2017.

4.7
First Amendment to Golar LNG Limited Long Term Incentive Plan, dated August 13, 2024, incorporated by reference to Exhibit 4.9 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (File No. 000-50113), filed on March 27, 2025.

5.1*	Opinion of MJM Limited, Bermuda counsel to the Registrant as to the validity of the common shares.

23.1*	Consent of MJM Limited (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

23.2*	Consent of Ernst & Young LLP, an independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway, on March 27, 2025.

GOLAR LNG LIMITED

By:	/s/ KARL FREDRIK STAUBO
Name:	Karl Fredrik Staubo
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Karl Fredrik Staubo, Eduardo Maranhão, and Dexter Chan, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2025.

Signatures	Title

/s/ KARL FREDRIK STAUBO	Chief Executive Officer
Karl Fredrik Staubo	(Principal Executive Officer)

/s/ EDUARDO MARANHÃO	Chief Financial Officer
Eduardo Maranhão	(Principal Financial Officer)

/s/ DEXTER CHAN	Chief Accounting Officer
Dexter Chan	(Principal Accounting Officer)

/s/ TOR OLAV TRØIM	Chairman of the Board
Tor Olav Trøim

/s/ DANIEL RABUN	Director
Daniel Rabun

/s/ THORLEIF EGELI	Director
Thorleif Egeli

/s/ CARL STEEN	Director
Carl Steen

/s/ NIELS STOLT-NIELSEN	Director
Niels Stolt-Nielsen

/s/ LORI WHEELER NAESS	Director
Lori Wheeler Naess

/s/ GEORGINA SOUSA	Director
Georgina Sousa

SIGNATURE OF AUTHORIZED REPRESENTATIVE
IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on March 27, 2025.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI

Name:	Donald J. Puglisi

Title:	Authorized Representative in the United States